FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

Macon Bank to Rebrand as Entegra Bank

Franklin, North Carolina, February 13, 2015 — Entegra Financial Corp. (NASDAQ: ENFC) (the “Company”), today announced that its banking subsidiary, Macon Bank (the “Bank”), plans to rebrand itself as Entegra Bank. The rebranding is expected to occur on or about September 30, 2015, at which time all locations will begin to operate using the Entegra Bank name.

Commenting on the rebranding, Roger D. Plemens, President and CEO, stated, “We are pleased to announce the rebranding of Macon Bank to the new Entegra Bank name. The Bank’s roots date back almost a century to 1922 when it began as one location serving customers in Macon County, North Carolina. Today, we operate eleven branches and a loan production office across seven North and South Carolina counties. We concluded that, as we continue to grow, the Entegra Bank name would best allow us to serve new markets, in addition to promoting the values of integrity and trust that the Bank was built upon. The Entegra Bank name will also better align the Bank with our holding company name of Entegra Financial Corp.”

Carolyn H. Huscusson, Chief Retail Officer, stated, “The rebranding to the Entegra Bank name will be an exciting event for our customers and employees. Although our name will be different, our customers will continue to experience outstanding service from the same familiar faces and relationships they have come to know.”

The rebranding was announced to all of the Bank’s employees on February 12, 2015 as they were gathered for an annual employee meeting to celebrate the success of the past year and to discuss the future direction of the Company.

The Bank will provide additional customer notifications throughout the rebranding process which is not expected to cause any disruption in products or services. In addition, the current employee base and Board of Directors of Macon Bank will be unchanged by the rebranding.

About Entegra Financial Corp.

Entegra Financial Corp. is a bank holding company headquartered in Franklin, NC with total assets of $903.6 million at December 31, 2014. The Company completed a stock offering on September 30, 2014 in which it sold 6,546,375 shares at $10.00 per share for gross and net proceeds of $65.5 million and $63.7 million, respectively. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”. In December 2014, Entegra’s stock was added to the Russell Microcap Index and the ABA NASDAQ Community Bank Index.

The Company’s banking subsidiary operates a total of 11 branches located throughout the western North Carolina counties of Cherokee, Henderson, Jackson, Macon, Polk and Transylvania and a loan production office in Greenville, South Carolina.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Registration Statement on Form S-1, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.